UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2023

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Express Drive Columbus, Ohio	43230
(Address of principal executive offices)	(Zip Code)

(614) 474-4001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXPR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2023, in connection with the delivery of certain of the Transaction Documents (as defined below), Express, Inc. (the “Company”) entered into the Consent and Fourth Amendment to Second Amended and Restated Asset-Based Loan Credit Agreement and Amendment to Certain Ancillary Loan Documents, by and among the Company, Express Topco LLC (“Express Topco”), Express Holding, LLC (“Express Holding”), Express, LLC, Express Fashion Investments, LLC and the other loan parties signatory thereto, Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and collateral agent, and the other lenders named therein (the “Amended Revolving Credit Facility”), among other loan documents described therein.

Pursuant to the Amended Revolving Credit Facility, the Required Lenders (as defined therein) consented to certain transactions contemplated by the Transaction Documents, and certain conforming changes were made to the Amended Revolving Credit Facility, as well as to certain ancillary related documents.

The foregoing description of the Amended Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended Revolving Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

In connection with the transactions contemplated by the Transaction Documents, the Company has also paid in full the outstanding Obligations (as defined in the FILO Term Loan) due under the Asset-Based Term Loan Agreement (the “FILO Term Loan”) dated as of January 13, 2021, by and among the Company, Express Topco, Express Holding, Express, LLC and the other loan parties named therein (such payment, the “FILO Term Loan Payoff”). Pursuant to the FILO Term Loan Payoff, the Company has no further obligations under the FILO Term Loan except for certain indemnity obligations and other obligations that expressly survive receipt of the FILO Term Loan Payoff or termination of the FILO Term Loan pursuant to its terms, and no further payment is due under the FILO Term Loan.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On January 25, 2023, the Company completed the previously announced transactions contemplated by (i) the Investment Agreement, by and between the Company and WH Borrower, LLC, a Delaware limited liability company (“WHP”), dated as of December 8, 2022 (the “Investment Agreement”) and (ii) the Membership Interest Purchase Agreement, by and among the Company, WHP and Express, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company, dated as of December 8, 2022 (the “Membership Interest Purchase Agreement”). In connection with the closing of the Investment Agreement, the Company entered into a Registration Rights Agreement, dated January 25, 2023, with WHP (the “Registration Rights Agreement”). In connection with the closing of the Membership Interest Purchase Agreement, the following agreements were entered into: (i) the amended and restated limited liability company agreement of EXP Topco, LLC, a Delaware limited liability company (the “Joint Venture”), by and among Express, LLC, Express Fashion Investments, LLC, a Delaware limited liability company and wholly owned subsidiary of Express, LLC (“Contribution Co”), and an affiliate of WHP, dated as of January 25, 2023 (the “Operating Agreement”), (ii) the Intellectual Property License Agreement by and between the Company and the Joint Venture, dated as of January 25, 2023 (the “Intellectual Property License Agreement”) and (iii) a contribution agreement (the “Contribution Agreement,” and together with the Investment Agreement, Membership Interest Purchase Agreement, Registration Rights Agreement, Operating Agreement and Intellectual Property License Agreement, the “Transaction Documents”), by and among Express, LLC, Contribution Co and the Joint Venture, pursuant to which Express, LLC contributed certain of its intellectual property assets to the Joint Venture in exchange for 100% of the limited liability company interests of the Joint Venture, after which Express, LLC assigned a 1% limited liability company interest to Contribution Co.

The material terms of the Transaction Documents were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on December 8, 2022 (as amended on December 9, 2022, the “Announcement Form 8-K”), which is incorporated herein by reference.

The descriptions of the Investment Agreement and Membership Interest Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement and Membership Interest Purchase Agreement filed as Exhibits 10.1 and 10.2, respectively, to the Announcement Form 8-K, which are incorporated herein by reference. The descriptions of the Operating Agreement, Intellectual Property License Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Operating Agreement, Intellectual Property License Agreement and Registration Rights Agreement filed as Exhibits 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01, to the extent applicable, is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of the Announcement Form 8-K, to the extent applicable, is incorporated herein by reference into this Item 3.02.

On January 25, 2023, the transactions governed by the Transaction Documents closed. Based in part upon the representations in the Investment Agreement, the offer and sale of the Purchased Shares was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Purchased Shares (as defined in the Announcement Form 8-K) have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from the registration requirements. The sale of the Purchased Shares did not involve a public offering and was made without general solicitation or general advertising. WHP represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the securities solely for investment purposes and not with a view to the distribution of the Purchased Shares.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2023, Mr. Yehuda Shmidman, Chairman and Chief Executive Officer of WHP Global, was appointed to the Company’s Board of Directors (the “Board”) as a Class II director in connection with the Closing. In connection with this appointment, the Board increased its size from ten to eleven directors.

Mr. Shmidman will be entitled to the Company’s standard non-employee director compensation arrangements including an annual cash retainer equal to $80,000 and a grant of restricted stock units having a value of $130,000 on the date of grant that will vest on June 15, 2023, each prorated based on the number of days that remain in the 12-month period beginning on the date of the Company’s most recent Annual Meeting of Stockholders and ending on the first anniversary thereof. In addition, Mr. Shmidman has entered into the Company’s standard indemnification agreement for directors, the form of which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on August 3, 2016. Except as described in the Investment Agreement, there are no arrangements or understandings between Mr. Shmidman and any other person pursuant to which he was selected to serve on the Board, and there are no relationships between Mr. Shmidman and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01.	Regulation FD Disclosure.

On January 25, 2023, the Company issued the press release furnished hereto as Exhibit 99.1 which is incorporated by reference into this Item 7.01, announcing the closing of the transactions governed by the Transaction Documents.

The information included in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

As previously disclosed in the Announcement Form 8-K, (i) on December 8, 2022, the Company entered into the Investment Agreement and (ii) the closing of the Stock Purchase was subject to the satisfaction or waiver of customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The waiting period with respect to the transaction under the HSR Act expired at 11:59 p.m. Eastern Time on January 20, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

4.1*+	Registration Rights Agreement, by and between the Company and WHP Borrower, LLC, dated January 25, 2023.

10.1*+	Amended Revolving Credit Facility, by and among the Company, Express Topco LLC, Express Holding, LLC, Express, LLC, Express Fashion Investments, LLC and the other loan parties signatory thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and the other lenders named therein, dated January 25, 2023.

10.2*	Operating Agreement, by and among Express, LLC, Contribution Co and an affiliate of WHP, dated January 25, 2023.

10.3*+	Intellectual Property License Agreement, by and between the Company and the Joint Venture, dated January 25, 2023.

10.4*+	Investment Agreement, by and between the Company and WH Borrower, LLC, dated December 8, 2022 (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 9, 2022).

10.5*+	Membership Interest Purchase Agreement, by and among the Company, WH Borrower, LLC and Express, LLC, dated December 8, 2022 (incorporated by reference from Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 9, 2022).

10.6	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2016).

99.1	Press Release of the Company, dated January 25, 2023.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

*	Exhibits and schedules have been omitted pursuant to Item 601(a) of Regulation S-K and will be provided on a supplemental basis to the Securities and Exchange Commission upon request.
+

Certain portions of the exhibit have been redacted pursuant to Item 601(a) of Regulation S-K. The Company hereby undertakes to furnish supplementally an unredacted copy of the exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESS, INC.

Date: January 26, 2023	By:	/s/ Jason Judd
	Name:	Jason Judd
	Title:	Senior Vice President, Chief Financial Officer and Treasurer